United states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)                  October 7, 2008

PROSPERO MINERALS CORP.
(Exact name of registrant as specified in its chapter)

Nevada (State or other jurisdiction of incorporation)	000-50429 (Commission File Number)	33-1059313 (I.R.S. Employer Identification No.)
575 Madison Avenue, 10th Floor, New York, New York (Address of principal executive offices)		10022-2511 (Zip Code)

Registrant’s telephone number, including area code  (239) 243 0782

(Former name or former address, if changed since last report)

8.01 Other Events

Private Offer to Purchase Certain Outstanding Shares of Prospero Minerals Corp.

September 30, 2008 4.30 pm

TO ALL PROSPERO MINERALS CORP. SHAREHOLDERS

Prospero Minerals Corp. is looking forward to expanding the development and acquisition of its business interests in water, renewable energy and security technology.  By concentrating on these state-of-the-art technologies, we are confident that our businesses will generate revenues to make Prospero a leading company in technologies that are fundamental to all of our lives. A number of joint ventures in these areas should be finalized in the near future and the details will be released upon Board approval.

In order to finalize requirements for our public listing, the Prospero board of directors has issued approval to inform shareholders of an offer to purchase up to 15 million outstanding shares of PSPO at the prevailing market price, not to exceed $1.00 per share. The minimum purchase will be 100,000 (one hundred thousand) shares. The closing date for the offer is set for October 24, 2008 at 4.00 PM.

The conditions of the offer will require proper proof of ownership and verification of payment of the original shares, as a basic condition of the transaction.  The private offer documents regarding the share purchase offer will be available by NOON Monday October 6, 2008 at a cost of $50.00.

Requests with details of the shares to be sold should be sent direct, by email or fax to hubert.pinder@prosperominerals.com or FAX +242 324 4250 on or before noon October 17th,  2008 together with confirmation of the wire transfer for $50.00 (US dollars).

8.01 Other Events

Also, an agreement has been signed on September 26th, 2008 between Surity Partners LLP of Atlanta Georgia and Cavitation Concepts Corporation whereas both parties have agreed for Surity Partners LLP to arrange a credit line using The stock owned by Cavitation Concepts Corporation of  “PSPO” stock as collateral for an initial loan amount of up to $20 million USD premised on the share value being a minimum of One Dollar USD ($1.00USD) per share and/or shall be pro-rated to the share value on the day of transfer, and Security Partners LLP has agreed to provide $8 million to Cavitation Concepts Corporation of the proceeds of the initial loan amount  with the balance of the credit line remaining under Surity Partners LLP’s management., for the period of not less than one year with the option to extend as aforesaid, again, figures to be pro-rated on the actual share value on the day of transfer, which can and shall be increased and or adjusted, in accordance to the actual market value verified on a monthly basis.

Cavitation Concepts Corporation is to provide a minimum of 50 Million of the said “PSPO” shares with the option to increase up to a total of 170 Million shares, and has agreed to assign and transfer said “PSPO” all shares by DTC to the brokerage account of Surety Partners LLP.

In consideration for the placement of the above assets, Surety Partners LLP has agreed to pay the amount and Surety Partners shall issue an Insurance Policy acceptable to Cavitation Concepts Corporation, assuring either the full value of the PSPO shares and or the safe and unencumbered return of all shares at the end of the Term back to Cavitation Concepts Corporation free of any liens whatsoever.

While in consideration of all shares transferred to Surity Partners LLP, all voting rights represented shall be provided to and shall remain with Cavitation Concepts Corporation for the duration of this agreement.

These anticipated funds will be earmarked for Prospero Minerals and Cavitation Concepts Corporation Advanced Cavitation Technologies establishment of its Beta Site in the Bahamas.

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“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995Certain statements contained herein constitutes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Information contained herein contains “forward-looking statements” that can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “should,” “up to,” “approximately,” “likely,” or “anticipates” or the negative thereof or given that the future results covered by such forward-looking statements will be achieved.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

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Pursuant to the requirements of the Securities Exchange Act of 1934, Prospero Minerals Corp. has caused this report to be signed on its behalf by the undersigned duly authorized person.

PROEPERO MINERALS CORP.

Dated : October 7, 2008                                    By: /s/ Hubert L. Pinder

                                                                                 Hubert L. Pinder - CFO